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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Peter Kiewit Sons', L.P. and Peter Kiewit Sons' GP, Inc. of our report dated March 5, 2001 relating to the consolidated financial statements and financial statement schedule of Peter Kiewit Sons', Inc. as of December 30, 2000 and each of the two fiscal years in the period ended December 30, 2000, which appears in such Registration Statement. We also consent to reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers




PricewaterhouseCoopers LLP


October 25, 2002